Exhibit 24


                               POWER OF ATTORNEY

     KNOW ALL PERSONS by these presents that each person whose signature to this Annual Report appears below hereby constitutes and appoints Paul B. Ingram and John L. Naylor, and each of them as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Annual Report, and any and all instruments or documents filed as part of or in connection with this Annual Report or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     In accordance with the requirements of Section 13, or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


October 13, 1997  /s/ Paul B. Ingram
                  -------------------
                  Paul B. Ingram, President (Principal
                  Executive Officer) and Director

October 13, 1997  /s/ John Naylor
                  -------------------
                  John L. Naylor, Secretary-Treasurer
                  (Principal Accounting and Financial
                  Officer) and Director



October 13, 1997  /s/ John Price
                  ---------------
                  John Price, Director



October 13, 1997  /s/ Geoffrey J. Pickles
                  ------------------------
                  Geoffrey J. Pickles, Director